Exhibit 24

LOOMIS SAYLES CREDIT INCOME OPPORTUNITIES FUND

POWER OF ATTORNEY

Effective March 19, 2026, the undersigned hereby constitutes John DelPrete, Laurie Dowd, Benjamin Haideri, and Jan Ryu Koo, each of them singly, such undersigned person’s true and lawful attorneys, with full power to them and each of them to:

(1)
Prepare, execute and file for and on behalf of the undersigned a Form ID, including amendments thereto, and any other related documents necessary or appropriate to obtain from the Electronic Data Gathering and Retrieval System (“EDGAR”) of the United States Securities and Exchange Commission (the “SEC”) the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;
(2)
Act as an “account administrator,” as that term is used in EDGAR Filer Manual, Volume I, for the undersigned’s account on EDGAR (the “EDGAR account”), and, as an account administrator for the undersigned’s EDGAR account, to do and perform any and all acts for and on behalf of the undersigned on the EDGAR Filer Management website dashboard (or any successor website) to manage the EDGAR account, including, but not limited to, managing the undersigned’s EDGAR codes, authorizing or de-authorizing users and authorizing additional account administrators for the EDGAR account, and designating delegated entities for, and making any confirmations required to be made for, the EDGAR account; and
(3)
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID and the timely filing of such forms with the SEC;
(4)
Execute for and on behalf of the undersigned, in the undersigned’s capacity as officer, trustee, ten percent owner, member of an advisory board, and/or affiliated person of an investment adviser of Loomis Sayles Credit Income Opportunities Fund (the “Company”) Forms 3, 4, or 5 pursuant to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder;
(5)
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file the same and all other documents in connection therewith, with the SEC and any stock exchange or similar authority;
(6)
Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on

Exhibit 24

behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of March, 2026.

/s/ Cynthia L. Walker

Cynthia L. Walker